UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 29, 2006

Commission File Number: 0-28376

Professional Lease Management Income Fund I, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware                                         94-3209289
(State of jurisdiction                                    (I.R.S. Employer
     of Incorporation)                                        Identification No.)

405 Lexington Avenue, 67th Floor
New York, NY                 10174
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 682-3344

ITEM 8.01. Other Events.

On September 29, 2006, Professional Lease Management Fund I, L.L.C. (the “Company”) completed its liquidation and dissolution pursuant to a Plan of Dissolution and Liquidation (the “Plan”), which provided for the liquidation of the assets of, and the dissolution of, the Company.

In furtherance of the Plan, the Company entered into a Liquidating Trust Agreement (the “Liquidating Trust Agreement”) with PLM Financial Services, Inc., the Manager of the Company (the “Trustee”), as trustee of the Professional Lease Management Income Fund I Liquidating Trust (the “Liquidating Trust”). As of September 29, 2006, the holders of membership interest in the Company received a pro rata beneficial interest in the Liquidating Trust in exchange for such holder’s interest in the Company.

In accordance with the Plan and the Liquidating Trust Agreement, the Company has transferred all of its remaining cash and non-cash assets and all of its remaining liabilities to the Liquidating Trust. On September 29, 2006, the Company filed a Certificate of Cancellation with the Secretary of State of the State of Delaware.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

2.1 Plan of Dissolution and Liquidation
10.2 Liquidating Trust Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Lease Management Income Fund I, L.L.C.

By: PLM Financial Services, Inc.,
       its Manager

By: s/s Richard K Brock
   Richard K Brock
   Chief Financial Officer

Date: September 29, 2006

Exhibit Index

Exhibit 2.1     Plan of Dissolution and Liquidation (filed herewith)

Exhibit 10.2     Liquidating Trust Agreement (filed herewith)